SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Dynegy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:

On November 1, 2010, Dynegy Inc. (“Dynegy”) issued a press release announcing that the Federal Energy Regulatory Commission had authorized the proposed acquisition (the “Merger”) of Dynegy by an affiliate of The Blackstone Group, L.P. (“Blackstone”) and the proposed concurrent sale of four of Dynegy’s natural-gas fired assets by an affiliate of Blackstone to NRG Energy, Inc. (the “NRG Sale”).

A copy of the press release is included below.

FOR IMMEDIATE RELEASE                                                     NR10-23

DYNEGY ANNOUNCES FERC AUTHORIZATION OF BLACKSTONE MERGER
FERC also authorizes Blackstone’s sale of power generation facilities to NRG Energy

HOUSTON (November 1, 2010) – Dynegy Inc. (NYSE: DYN) today announced that the Federal Energy Regulatory Commission (FERC) has approved the joint application of Dynegy and an affiliate of The Blackstone Group L.P. (NYSE: BX) relating to the acquisition of Dynegy by an affiliate of The Blackstone Group L.P.  In addition, the FERC order, dated October 29, 2010, approved the joint application of an affiliate of The Blackstone Group L.P. and NRG Energy (NYSE: NRG) for the acquisition by NRG of three Dynegy power generation facilities operating in California (Morro Bay, Moss Landing and Oakland) and one in Maine (Casco Bay), which will occur concurrent with the completion of the acquisition of Dynegy by an affiliate of The Blackstone Group L.P.

    Completion of the acquisition of Dynegy by an affiliate of The Blackstone Group L.P. is subject to additional conditions, including approval of the proposal to adopt the merger agreement by the affirmative vote of holders of a majority of Dynegy’s outstanding shares at a special meeting of Dynegy stockholders currently scheduled for November 17, 2010.

    The Dynegy-Blackstone and Blackstone-NRG transactions have received Hart-Scott-Rodino antitrust clearance.  Other pending regulatory approvals include the issuance of a declaratory ruling or approval of the New York Public Service Commission and the expiration of the notice period under a prior filing with the California PUC.

    As noted in a news release announcing the transactions on August 13, 2010, the consummation of the merger transaction between Dynegy and Blackstone is contingent upon the concurrent closing of the NRG Energy asset sale transaction.  Assuming the previously noted stockholder vote is successful and the other conditions to closing are met, both transactions are expected to close by the end of November 2010.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets.  The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "plan", "may", "will", "should", "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following: (i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed merger of Dynegy and an affiliate of Blackstone (the “Merger”),  including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the "NRG Sale"), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger and the NRG Sale, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger and the NRG Sale.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010, and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, DYNEGY'S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger. Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement filed with the SEC on October 4, 2010 and other relevant documents regarding the Merger when filed with the SEC.

CONTACT:

Media: David Byford, 713-767-5800 Judy Wilkinson / Matt Sherman Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Analysts: Laura Hrehor, 713-507-6466 Mark Harnett / Bob Marese MacKenzie Partners, Inc. 212-929-5500